UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 7, 2015

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Not applicable
(e)
The Compensation Committee of the Board of Directors (the "Compensation Committee") of Park National Corporation (“Park”) met on December 7, 2015 to determine the 2016 base salary (the “2016 Base Salary”) for each of Park’s executive officers, the incentive compensation for the twelve-month period ended September 30, 2015 (the "2015 Incentive Compensation") to be paid to each of Park’s executive officers and equity-based awards to be granted to Park's executive officers effective on January 1, 2016. Both base salary and incentive compensation are based on Park’s performance relative to its peer bank holding companies, measured in each case by the return on average equity for the twelve-month period ended September 30, 2015. The 2016 Base Salary is effective January 1, 2016 and the 2015 Incentive Compensation is expected to be paid in February 2016.

The following schedule shows the 2016 Base Salary and the 2015 Incentive Compensation for each of Park's executive officers:

Name	2015 Base Salary	2016 Base Salary	2015 Incentive Compensation
C. Daniel DeLawder[1]	$575,000	$575,000	$233,500
David L. Trautman[2]	$785,000	$785,000	$326,500
Brady T. Burt[3]	$350,000	$350,000	$145,000
______________________________________
1 Mr. DeLawder serves as Chairman of the Board of each of Park and its national bank subsidiary The Park National Bank (“PNB”) and as a full-time executive employee of PNB.

2 Mr. Trautman serves as Chief Executive Officer and President of each of Park and PNB.

3 Mr. Burt serves as Chief Financial Officer, Secretary and Treasurer of Park and as Senior Vice President and Chief Financial Officer of PNB.

Park National Corporation 2013 Long-Term Incentive Plan - Performance-Based Restricted Stock Unit Awards
On December 7, 2015, the Compensation Committee granted awards (the “2016 PBRSU Awards”) of performance-based restricted stock units (“PBRSUs”) to each of Park’s executive officers, which 2016 PBRSU Award grants are to be effective on January 1, 2016, subject to the terms and conditions of Park’s 2013 Long-Term Incentive Plan (the “Park 2013 LTIP”).

The following schedule shows the minimum/target number of PBRSUs which may be earned (the “Target Award”) and the maximum number of PBRSUs which may be earned (the “Maximum Award”) in respect of the 2016 PBRSU Award granted each of the executive officers of Park:

Name and Position	Target Award	Maximum Award
C. Daniel DeLawder Chairman of the Board of Park; Chairman of the Board and executive employee of PNB	2,000 PBRSUs	3,000 PBRSUs
David L. Trautman President and Chief Executive Officer of each Park and PNB	2,500 PBRSUs	3,750 PBRSUs
Brady T. Burt Chief Financial Officer, Secretary and Treasurer of Park; Senior Vice President and Chief Financial Officer of PNB	1,750 PBRSUs	2,625 PBRSUs

The number of PBRSUs earned and settled or, in the alternative, forfeited will be based upon Park’s performance, measured by Park’s cumulative return on average assets (“ROA”) for the three-year performance period beginning January 1, 2016 and ending December 31, 2018 (the “Performance Period”), as compared to the cumulative ROA results for the Performance Period for a peer group comprised of bank holding companies with between $3 billion and $10 billion in total consolidated assets (the “Peer Group”). However, no PBRSUs will be earned by any executive officer if Park’s consolidated net income for each fiscal year during the Performance Period has not equaled or exceeded an amount equal to 110% of all cash dividends declared and paid during such fiscal year.
Park’s performance at the 50th percentile and the 80th percentile of the Peer Group’s performance will result in the executive offices earning PBRSUs representing the Target Award and the Maximum Award, respectively (interpolated on a straight line basis for performance at percentiles between these specified percentiles).
Any PBRSUs earned based on Park’s performance relative to the Peer Group will also be subject to a service-based vesting requirement. One-half of the PBRSUs earned in respect of the Performance Period will vest and be settled in Park common shares (on a one-for-one basis) on the date the Compensation Committee determines and certifies the number of PBRSUs earned in respect of the Performance Period (the “Certification Date”) if the executive officer is still employed by Park or one of Park's affiliates on the Certification Date. On the first anniversary of the Certification Date, the other half of the PBRSUs earned in respect of the Performance Period will vest and be settled in Park common shares (on a one-for-one basis) if the executive officer is still employed by Park or one of Park's affiliates on the first anniversary of the Certification Date. Subject to the terms of the award agreement evidencing each PBRSU award, none of the Park common shares received by an executive officer upon settlement of earned and vested PBRSUs may be sold, transferred, assigned or otherwise similarly disposed of by the executive officer for a period of five years after the date of settlement.
Each award agreement evidencing a PBRSU award also addresses the effect of termination of employment of an executive officer and the effect of a defined “Change in Control” for purposes of the Park 2013 LTIP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 09, 2015	By:	/s/ Brady T. Burt
Brady T. Burt Chief Financial Officer, Secretary and Treasurer

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